Software Licensing Agreement (Amended May 1, 2000)

WHEREAS, Abacus Systems Ltd, of 44 Church Road, Hamilton, Bermuda, ("Abacus") has developed at its own cost and expense, valuable intellectual and proprietary software products and User Guides which are known as:

     Software
            CheckMy Banking 2000
            CheckMY Loans 2000
            CheckMy Mortgage 2000

            CheckMy Banking Deluxe 2000 CheckMY Loans Deluxe 2000 CheckMy Mortgage Deluxe 2000

            CheckMy Banking 2000 User Guide
            CheckMY Loans 2000 User Guide
            CheckMy Mortgage 2000 User Guide

     User Guides
            Easy Learning Guide to CheckMy Banking
            Easy Learning Guide to CheckMy Loans
            Easy Learning Guide to CheckMy Mortgage

NOW: These Products are hereby licensed on the following terms to Millennium Software, Inc., 2950 East Flamingo Road, Suite G, Las Vegas, Nevada 89121, United States.

In the following License, Products refers to CheckMy 2000 Software and User Guides, CheckMy 2000 Software refers to CheckMy 2000 Products which operate on personal computer systems and CheckMy 2000 User Guides refer to CheckMy 2000 written documentation.

The License as amended consists of 3 (three) pages.

LICENSE

1. The License.

1.1 An exclusive worldwide license (the "License") is hereby granted to Millennium Software, Inc., ("Millennium") to copy, duplicate, sell, distribute, and sub- license the Products, which includes the right of Millennium to sub-license third party distributors to reproduce and distribute the Products by electronic download and in physical CD-ROM form.

1.2 During the entire period of this License, Abacus agrees not to license any other company rights to copy, duplicate, sell, distribute the Products, or sub-license rights to the reproduction and distribution of the Products (the "Distribution Rights"). On termination of the License, Abacus is free without restraint to license any other company to the Distribution Rights.


2. Royalties and Fees.

2.1 Millennium hereby acknowledges that full ownership title to the Products belongs to Abacus.

2.2 Millennium agrees to pay Abacus royalties (herein referred to as "Royalties") and fee payments ("Fees") based on Net Sales Revenues earned by Millennium from sale of the Products on the following basis. 2.2.1. A 10% Royalty of the Net Sales Revenues of CheckMy 2000 Software.

2.2.2. A 10% Royalty of the Net Sales Revenues of CheckMy 2000 Easy Learning Guides.

2.2.3. A 5% Fee based on Net Sales Revenues of Products for the provision of technical support for all Products supplied by Abacus.

Net Sales Revenues for the purposed of calculating and determining Royalties and Fees for the duration of this license will be sales revenues received by Millennium from the sale of Products, before distributor discounts, less full provision for credits provided for returned Products and provision for bad debts which remain unrecovered after 12 months.

3. Payment of Royalties and Fees.



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Royalties  and Fees due to Abacus by  Millennium  under the  provisions  of this
License will be paid not later than 30 days after the end of each quarterly period commencing January 1st, 2000.

4. Accounting for Royalties and Fees.

Millennium will provide Abacus with a full accounting of Net Sales Revenues each month and each quarterly period.

5. Obligations of Abacus.

5.1 Abacus agrees to provide Millennium with the source codes and machine readable codes of the CheckMy 2000 Software. 5.2 Abacus agrees to provide Millennium with original versions of Easy Learning Guides for duplication. 5.4 Abacus agrees to provide continuing technical support for the Products.

6. Rights to examine company records

Abacus, and its representatives, are granted unrestricted rights under this License agreement to inspect the books, records and accounts of Millennium on demand, to establish a correct accounting for Royalties and fees due to Abacus.

7. Confidentiality. Millennium by signing this License, agrees to keep confidential, all proprietary knowledge acquired about the Products, promises not to divulge any such knowledge to any third party unless prior written consent of Abacus and its representatives is provided. Failure to abide by these confidentiality rules will cause an immediate cancellation of the License.

8. Term and Termination of License

8.1 This Agreement will continue in effect for one (1) year from December 8, 1999 (Initial Term). This Agreement will be automatically renewed for successive additional one (1) year terms (each, a Renewal Term) unless terminated by either party upon thirty (30) days written notice prior to the expiration of the Initial Term and Renewal Term.

8.2 Abacus may terminate the License, at its sole discretion, if Royalty and Fee payments due to Abacus, or any part thereof, become 120 days or more overdue.

8.3 Abacus may terminate the License, at its sole discretion, if management control of Millennium changes from the current arrangements.

8.4 Millennium may terminate the License, at its sole discretion, by giving 120 days written notice to Abacus.

8.5 The License will be terminated  immediately upon written notice by Abacus if
the  confidentiality   provisions   contained  in  section  7  are  breached  by
Millennium.

8.6 On termination of the License, Millennium will return to Abacus all source codes, CD-R duplication disks, all CD-ROM copies of CheckMy 2000 Software together with all copies of the Learning Guides in its possession, and all other materials associated with the Products.

The effective date of this amended License is 1 May, 2000.

Signed by Abacus Systems, Ltd.          Signed by Millennium Software, Inc.





/s/ Anthony Bigwood                         /s/ Anthony Bigwood
 A.M. Bigwood/Director                      A.M. Bigwood/President
1st of May, 2000                         1st of May, 2000